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                                                                   Exhibit 10.12




                                 PROMISSORY NOTE


Amount:      $25,000,000                                Date: July 6, 2001



FOR VALUE RECEIVED, Saxon Capital Acquisition Corp., a Delaware corporation (hereinafter referred to as "Borrower"), hereby promises to pay to the order of Dominion Capital, Inc., a Virginia corporation, or any successor holder of this Note (hereinafter referred to as "Lender"), at the location set forth in Section 12 hereof or such other location as shall be designated in writing from time to time by Lender, in lawful money of the United States of America in immediately available funds, the principal sum of Twenty-Five Million U.S. Dollars ($25,000,000) or such greater or lesser amount as may be outstanding hereunder in accordance with the terms hereof, together with interest thereon at the following rate and on the following terms:

                  1. REPAYMENT. Interest shall accrue on the outstanding principal balance of this Note at the rate of 8% per annum on the principal amount of the Loan made by Lender to Borrower commencing on the date hereof. The entire outstanding principal balance of the Loan together with all accrued but unpaid interest shall be due and payable on July __, 2006. Interest shall be computed hereunder based on a 365-day year (or a 366-day year in each leap year) and the actual number of days (including the first day and excluding the last day) occurring in the period for which interest is calculated. Interest shall accrue daily and be compounded quarterly. To the extent permitted by law, any payment not made when due shall bear interest from the date when due until payment is made at the rate of 13% per annum.

                  2. INTEREST PAYMENTS. Interest shall be payable on the last day of each calendar quarter (I.E., March 31, June 30, September 30, and December 31), or if such day is not a business day, on the next succeeding business day, beginning September 30, 2001. Notwithstanding the foregoing, the Borrower may elect not to pay interest due on any such date before September 30, 2004, and interest which the Borrower elects not to pay shall be added to the principal amount of this Note.

                  3. PREPAYMENT. The Borrower expressly reserves the right to prepay in full or in part any portion of the outstanding principal balance, together with all accrued but unpaid interest, without penalty.

                  4. NOTE SENIOR TO UNSECURED DEBT. The payment of the principal of, and interest on, this Note shall be senior in right of payment to all other unsecured indebtedness for borrowed money of the Borrower. For so long as any amount under this Note shall remain unpaid, the Borrower shall not incur any indebtedness for borrowed money, the terms of which prohibit the payment of any amount under this Note; PROVIDED, that the terms of such indebtedness may prohibit the payment of any amount under this Note if a default under such indebtedness occurs.

                  5. CHANGE IN CONTROL. For so long as any amount under this Note shall remain unpaid, if a Change of Control occurs, the Lender shall have the right, at the Lender's

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option, by written notice to the Borrower delivered within ninety (90) days following such Change in Control, to declare this Note to be due and payable, whereupon one hundred ten percent (110%) of the outstanding principal of and accrued interest on this Note shall be immediately due and payable. The Borrower hereby agrees to notify the Lender in writing of a Change in Control within five business days of the occurrence thereof.

         For purposes of this Note, a "Change in Control" shall mean the consummation of a transaction which results in any Person or Group acquiring, directly or indirectly, (i) all or substantially all of the consolidated assets, business or operations of the Borrower, (ii) by way of merger, consolidation, share exchange, other business combination or otherwise (x) in excess of 50% of the Beneficial Ownership of the outstanding capital stock of, or the power to elect more than 50% of the directors of, the Borrower, except that in no event shall the following constitute a Change of Control: (a) the sale of common stock, par value $.01 per share, of the Borrower ("Common Stock") to Friedman, Billings, Ramsey & Co., Inc. ("FBR") and the resales by FBR of such stock to third parties and/or the registration under the Securities Act of 1933, as amended, of the resales by such third parties of such stock, in, pursuant to or as a result of, the Offering, or (b) any subsequent public, private or similar offering of capital stock by the Acquisition Corp. in a transaction that does not otherwise result in an event described in clauses (i) or (ii) of this definition.

         For purposes of this Note, "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         For purposes of this Note, "Group" shall have the meaning assigned to such term under Rule 13d-5 under the Securities Exchange Act of 1934, as amended. For purposes of this Note, "Beneficial Ownership" shall have the meaning assigned to such term under Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         For purposes of this Note, "Offering" shall mean the private placement or an offering pursuant to Rule 144A promulgated under the Securities Act, each exempt from the registration requirements of the Securities Act, of the Common Stock.

                  6. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occur,

         (a) The Borrower fails to pay any principal of this Note when due and payable;

         (b) The Borrower fails to pay any interest of this Note when due and payable, and such failure continues for a period of fifteen (15) days;

         (c) The Borrower commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Borrower is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Borrower petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Borrower or for all or substantially all of its property or assets; or the Borrower

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makes an assignment for the benefit of its creditors; or the Borrower admits in writing its inability to pay its debts as they mature; or

         (d) There is commenced against the Borrower any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and such proceeding remains undismissed for a period of sixty (60) days or the Borrower by any act indicates its consent to, approval of, or acquiescence in, such proceeding; or a receiver or trustee is appointed for the Borrower or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of sixty (60) days;

THEN in any such event the registered holder of this Note may, by written notice to the Borrower declare this Note to be due and payable, whereupon the principal of and accrued interest on this Note shall be immediately due and payable.

If an Event of Default shall occur and be continuing, the Borrower may not (i) declare or pay any cash dividends on any of its capital stock or (ii) pay principal of or interest on any indebtedness which is PARI PASSU with, or subordinated in right of payment to, this Note. When such Event of Default is cured or waived, the Borrower may (i) declare and pay cash dividends on its capital stock and (ii) resume payments on debt which is PARI PASSU with, or subordinated in right of payment to, this Note.

                  7. FINANCIAL STATEMENTS. Within 30 days after the end of each fiscal month of the Borrower (commencing with its fiscal month ending July 30, 2001), the Borrower will cause to be prepared and will furnish to the Lender the unaudited consolidated balance sheet of the Borrower as at the end of such fiscal month and the related unaudited consolidated statements of income and cash flows for such fiscal month as well as such other unaudited financial statements as shall be reasonably requested by Lender.

                  8. HOLDERS. This Note is registered on the books of the Borrower and is transferable only by surrender hereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                  9. TRANSFER. The registered holder of this Note may, prior to maturity or prepayment thereof, surrender this Note at the principal office of the Borrower for transfer or exchange, together with a properly executed written assignment. Within a reasonable time after the Borrower's receipt thereof and without expense to such holder, except for any transfer or similar tax that may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes (each a "Note") dated the date to which interest has been paid and for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss

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of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of this Note if it has not obtained satisfactory assurance that such transfer is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel satisfactory to the Borrower, which opinion shall be satisfactory to the Borrower.

                  10. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid in lieu of such lost, stolen, destroyed or mutilated Note, PROVIDED that the Borrower, in its reasonable judgment, may require the holder to post a bond with the Borrower prior to issuing a replacement for the Note.

                  11. SUCCESSORS AND ASSIGNS. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

                  12. NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by courier, by telecopy or by mail (regular, certified or registered), postage prepaid, addressed as follows:

                  If to Lender:


                                    Dominion Capital, Inc.
                                    120 Tredegar Street
                                    Richmond, VA 23219
                                    Attn:  Charles E. Coudriet
                                    Telephone: (804) 819-2309
                                    Telecopy: (804) 819-2214


                                    with copies to:


                                    Dominion Resources Services, Inc.
                                    100 Tredegar Street
                                    Richmond, VA 23220
                                    Attn:  Mark O. Webb
                                    Telephone: (804) 819-2140
                                    Telecopy: (804) 819-2202


                  and:

                                    McGuireWoods LLP
                                    One James Center
                                    901 East Cary Street
                                    Richmond, VA 23219
                                    Attn.: Leslie A. Grandis
                                    Attn: Joseph C. Carter, III


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                                    Telephone: (804) 775-4322
                                    Telecopy: (804) 698-2069


                  If to Borrower:


                                    Saxon Capital Acquisition Corp.
                                    4880 Cox Road
                                    Glen Allen, VA 23060
                                    Attn: Michael L. Sawyer
                                    Attn: Richard Shepherd
                                    Telephone: (804) 967-7497
                                    Telecopy: (804) 967-5826


                  with copies to:


                                    Dennis G. Stowe.
                                    Meritech Mortgage Services, Inc.
                                    4708 Mercantile Drive North
                                    Fort Worth, TX 76137
                                    Telephone: (817) 665-7201
                                    Telecopy: (817) 665-7401


                  and:


                                    Gibson, Dunn & Crutcher LLP
                                    1050 Connecticut Avenue, N.W.
                                    Washington, DC 20036
                                    Attn:  Howard B. Adler, Esq.
                                    Telephone: (202) 955-8589
                                    Telecopy: (202) 530-9526


                  and:


                                    McKee Nelson LLP
                                    1919 M Street NW
                                    Washington, DC 20036
                                    Attn:  Nicholas Singh
                                    Telephone: (202) 775-4134
                                    Telecopy: (202) 775-8586

or to such other address as a party may from time to time designate in writing in accordance with this section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (i) on the business day it is sent, if sent by personal delivery, or (ii) on the first business day after sending, if sent by courier or overnight delivery, or (iii) on the third business day after sending, if sent by mail (regular, certified or registered); PROVIDED, that notice of change of address shall be effective only upon receipt.

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                  13.      SEVERABILITY. Should any provision of this Note for
any reason be declared invalid or unenforceable, (i) such decision shall not affect the validity or enforceability of any of the other provisions of this Note, which remaining provisions shall remain in full force and effect, and (ii) the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law, but only to the extent that such enforceability or application is in accordance with the intent of the parties as evidenced by this Note.

                  14. MISCELLANEOUS. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any such delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same day or any other right on any future occasion. The Borrower hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note and agrees to pay upon demand all reasonable costs of collecting amounts due under this Note, including reasonable attorneys' fees and expenses incurred or paid by the Lender in connection therewith. This Note may not be modified except by a written instrument signed by the Borrower and the registered holder hereof. The captions herein are for convenience and reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions. This Note shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as an instrument under seal as of the date first above written.



                              SAXON CAPITAL ACQUISITION CORP.




                              By:      /s/ Michael L. Sawyer
                                   ------------------------------------------
                              Name:  Michael L. Sawyer
                              Title: Chief Executive Officer










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